UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 14, 2011

Wireless Telecom Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

          ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

          ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

          On June 14, 2011, Wireless Telecom Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). A total of 24,965,286 shares of the Company’s common stock were entitled to vote as of April 28, 2011, the record date for the Annual Meeting. There were 14,096,629 shares present in person or by proxy at the Annual Meeting. The following matter, which was set forth in the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 29, 2011, was voted on at the Annual Meeting. The final results of such voting are as indicated below.

1.	Election of the seven nominees listed below to serve on the Board of Directors of the Company for a term of one year or until their respective successors are elected and qualified:

Nominee	For	Withhold Authority
Adrian Nemcek	12,653,546	1,443,083
Hazem Ben-Gacem	12,270,185	1,826,444
Henry L. Bachman	12,482,166	1,614,463
Joseph Garrity	12,661,566	1,435,063
Paul Genova	12,406,555	1,690,074
Glenn Luk	12,278,497	1,818,132
Rick Mace	12,655,866	1,440,763

          On the basis of the above votes, all nominees listed above were duly elected to serve on the Board of Directors of the Company for a term of one year or until their respective successors are elected and qualified.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: June 15, 2011	By:	/s/ Paul Genova
Paul Genova
Chief Executive Officer and Director